Conference Call DuPont Fourth-Quarter and Full-Year 2015 Earnings January 26, 2016

1 Regulation G The attached charts include company information that does not conform to generally accepted accounting principles (GAAP). Management believes that an analysis of this data is meaningful to investors because it provides insight with respect to ongoing operating results of the company. These measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies. This data should be read in conjunction with previously published company reports on Forms 10-K, 10-Q, and 8-K. These reports, along with reconciliations of non-GAAP measures to GAAP are available on the Investor Center of www.dupont.com under Filings and Reports – Reconciliations and Other Data. Reconciliations of non-GAAP measures to GAAP are also included with this presentation. Forward-Looking Statements This document contains forward-looking statements which may be identified by their use of words like “plans,” “expects,” “will,” “believes,” “intends,” “estimates,” “anticipates” or other words of similar meaning. All statements that address expectations or projections about the future, including statements about the company’s strategy for growth, product development, regulatory approval, market position, anticipated benefits of recent acquisitions, timing of anticipated benefits from restructuring actions, outcome of contingencies, such as litigation and environmental matters, expenditures and financial results, and timing of, as well as expected benefits, including synergies, from proposed merger with The Dow Chemical Company and intended post-merger separations, are forward looking statements. Forward-looking statements are not guarantees of future performance and are based on certain assumptions and expectations of future events which may not be realized. Forward-looking statements also involve risks and uncertainties, many of which are beyond the company’s control. Some of the important factors that could cause the company’s actual results to differ materially from those projected in any such forward-looking statements are: fluctuations in energy and raw material prices; failure to develop and market new products and optimally manage product life cycles; ability to respond to market acceptance, rules, regulations and policies affecting products based on biotechnology and, in general, for products for the agriculture industry; outcome of significant litigation and environmental matters, including realization of associated indemnification assets, if any; failure to appropriately manage process safety and product stewardship issues; changes in laws and regulations or political conditions; global economic and capital markets conditions, such as inflation, interest and currency exchange rates; business or supply disruptions; security threats, such as acts of sabotage, terrorism or war, natural disasters and weather events and patterns which could affect demand as well as availability of products for the agriculture industry; ability to protect and enforce the company’s intellectual property rights; successful integration of acquired businesses and separation of underperforming or non-strategic assets or businesses; and risks related to the agreement entered on December 11, 2015, with The Dow Chemical Company pursuant to which the companies have agreed to effect an all- stock merger of equals, including the completion of the proposed transaction on anticipated terms and timing, the ability to fully and timely realize the expected benefits of the proposed transaction and risks related to the intended business separations contemplated to occur after the completion of the proposed transaction. The company undertakes no duty to update any forward-looking statements as a result of future developments or new information. Developing Markets Total developing markets is comprised of Developing Asia, Developing Europe, Middle East & Africa, and Latin America. A detailed list of all developing countries is available on the Earnings News Release link on the Investor Center website at www.dupont.com.

4Q and YTD 2015 Financial Results $ in millions, except EPS 2 4Q15 vs. 4Q14 FY15 vs. FY14 EPS Operating earnings* $0.27 (53%) $2.77 (18%) Operating earnings, ex currency* $0.44 (23%) $3.48 4% GAAP (loss) earnings ($0.26) (141%) $2.09 (38%) Segment Operating Earnings* $553 (30%) $4,243 (16%) 4Q15 vs. 4Q14 FY15 vs. FY14 Consolidated Net Sales $5,299 (9%) $25,130 (12%) Currency Impact (8%) (7%) Portfolio - (2%) Local Price & Product Mix - - Volume (1%) (3%) * See appendix for reconciliations of Non-GAAP measures

4Q 2015 Operating EPS* Variance 3 * See appendix for details of significant items and reconciliation of Non-GAAP measures  A higher tax rate as a result of a shift in geographic mix of earnings negatively impacted results by $0.03 per share.  Net after-tax exchange gains (losses) were a $0.04 per share headwind in the quarter primarily due to the devaluation in Argentina.  Segment results, including a $0.17 per share negative impact from currency, declined due to industry wide challenges in Ag markets, particularly in Brazil, and continued weakness in emerging markets.  Changes in corporate expense, interest, and share count in aggregate had no impact on the quarterly results. Key Factors $0.57 ($.03) ($.04) ($.04) $0.27 4Q14 Tax Rate EGL Segment Results 4Q15 Operating EPS* Operating EPS* Currency ($0.17) ($.23)

Collaboration Speeds Innovation 2013 Highlights Global Net Sales – Regional Highlights 4 U.S. & Canada 35% Developing EMEA 8% Developed EMEA 15% Developing Asia 16% Developed Asia 11% Latin America 15% 4Q 2015 Net Sales by Region 4Q 2014 Net Sales by Region U.S. & Canada 34% Developing EMEA 8% Developed EMEA 16% Developing Asia 16% Developed Asia 10% Latin America 16%  Shifts mainly reflect the impact of currency movements, particularly the Brazilian Real versus the U.S. Dollar, and weakness in Agriculture markets

4Q 2015 Segment Operating Earnings* Variance
($ in millions)



$11
$9
$6
($5)
($23)
($45)
($188)
$788
Segment Operating Earnings*
$553 Segment Operating Earnings*
4Q14
IB
Other
N&H
E&C
S&P
Perf Mat
Ag
4Q15

Key Factors

- Industrial Biosciences results increased as benefits from cost reductions were partially offset by a negative impact from currency and slightly lower pricing.
- Other reflects decreased costs associated with precommercial programs.
- Nutrition & Health increased on cost reductions, continued productivity and volume growth, primarily in probiotics, cultures and ingredient systems, more than offset the absence of an $18 million gain on termination of a distribution agreement in the prior year and negative currency impact.
- Electronics & Communications earnings declined as cost reductions and continued productivity were more than offset by competitive pressures in Solamet® paste.
- Cost reductions and continued productivity in Safety & Protection were more than offset by lower demand from the oil and gas industry, delays in military spending and the impact of currency.
- Cost reductions, continued productivity and increased demand in Performance Polymers, in Performance Materials were more than offset by lower ethylene price and volume and negative currency impact. Operating earnings included a $33 million benefit from the sale of a business and tax benefits associated with a manufacturing site.
- Pricing gains, cost reductions and continued productivity in Agriculture were more than offset by the negative impact of currency and about a $30 million negative impact from the LaPorte shutdown. Prior year results benefitted from a timing impact from performance-based compensation adjustments and $36 million in gains from portfolio actions.

* See appendix for details of significant items and reconciliation of Non-GAAP Measures

5

Balance Sheet and Cash December 31, 2015 6 Free Cash Flow • Includes ~$650 million decline related to Chemours separation • Year over year lower cash earnings from ongoing businesses Balance Sheet • $2.6 billion in net debt** • $2 billion share repurchase completed - 35 million shares retired Expected Uses of Cash for 2016 • $1.3 billion for normal dividends • Capex spend est. $1.1 billion for FY 2016 • $2 billion share repurchase program (2nd half 2016 during open trading windows) 0.0 0.5 1.0 1.5 2.0 2014 2015 $ B il li o n s 0 4 8 12 16 Jun-14 Sep-14 Dec-14 Mar-15 Jun-15 Sep-15 Dec-15 $ B ill io n s Gross Debt Cash Net Debt** Free Cash Flow* Cash and Debt * Free Cash Flow is cash used for operating activities of ($2,316MM) and ($3,712MM) less purchases of plant, property and equipment of $1,629MM and $2,020MM for the year ended December 31, 2015, and 2014, respectively. ** See appendix for reconciliation of Non-GAAP measures.

2013 Highlights Other Highlights 7 • Redesign initiative contributed incremental $0.10 per share to operating earnings in the quarter; delivered $0.40 per share in incremental savings for full year 2015 • 2016 Global Cost Savings and Restructuring Plan to generate $1.0B in cost savings on a run-rate basis, which represents about $730 million in cost reductions in 2016 versus prior year • $2 billion accelerated share repurchase program completed in 4Q • On December 11, 2015, DuPont and The Dow Chemical Company announced an all-stock merger of equals. The combined company will be named DowDuPont. The merger is expected to close in the second half of 2016, subject to customary closing conditions, including regulatory approvals, and approval by both Dow and DuPont shareholders • Announced first-quarter 2016 dividend of $0.38 per share

2016 Assumptions 8 Key Market Summary Macroeconomic Outlook • Ag sector remains challenged ⁻ Continued decline in farmer net income ⁻ Commodity prices at low end of normal range • Global light vehicle builds expected to rise 3% • Emerging markets weakening • Dollar stronger against most currencies • Global GDP 2% • Industrial Production 2% ⁻ U.S. manufacturing challenged by weakening global demand, energy and stronger U.S dollar ⁻ Europe manufacturing expanding and improving ⁻ China slowing, continued shift to services

Full Year 2016 Expectations and Outlook 9 • Net sales down low-single-digits versus prior year due to impact of currency and continued challenges in agriculture and emerging markets; excluding currency, sales about even with prior year • Operating EPS* $2.95 - $3.10 per share • Includes currency headwind of $0.30 per share • Includes tax headwind of $0.05 - $0.10 per share • Includes benefit from cost reductions of $0.64 per share from 2016 Global Cost Savings and Restructuring Program • Base tax rate 23% • Unfavorable versus prior year due to anticipated geographic mix of earnings • Capital Expenditures ~$1.1 billion • Items excluded from Operating Earnings*: • Non-operating pension expense ~$0.15 per share; decrease from 2015 due to discount rates • Transaction costs for merger of equals with Dow * See appendix for reconciliation of Non-GAAP measures

Industrial Biosciences 10 4Q13 4Q14 4Q15 0.0% 5.0% 10.0% 15.0% 20.0% 0 10 20 30 40 50 60 M a rg in $ in M ill io n s 4Q Comments • Sales – Down 6 percent on negative currency impact and slightly lower pricing. • Biomaterials pricing declined amid continued pressure from petroleum-based alternatives, partly offset by price increases from bioactives, including household and personal care and food. • Operating Earnings – Up 25 percent due to cost reductions and continued productivity, offsetting pricing and currency. Operating margins expanded 450 basis points. Excluding $2 million of negative currency impact, operating earnings would have increased by 30 percent. 1Q & FY Outlook • 1Q: Sales: Anticipate modest volume growth in bioactives to be offset by unfavorable currency, resulting in sales growth in the low single digits percent vs. last year. • Operating Earnings – Down by the mid single digit percent as cost reductions and continued productivity are expected to be more than offset by higher input costs and currency. • Full Year: Sales – up low single digits on stronger volume and price, partly offset by currency; bioactives volumes expected to benefit from new product introductions. Increased penetration in bakery. • Operating Earnings – flat with cost reductions offset by higher product costs and currency. *See appendix for reconciliation of non-GAAP measures. 4Q Operating Earnings* 4Q Sales Vol 0%, Local Price -1%, Currency -5%, Port./Other 0% 250 275 300 325 350 4Q14 Volume Local Price 4Q15 (ex-curr & portf.) Curr. Portf./ Other 4Q15 $ in M ill io n s 319 301

Nutrition & Health 11 *See appendix for reconciliation of non-GAAP measures. 4Q13 4Q14 4Q15 0% 3% 6% 9% 12% 0 20 40 60 80 100 M a rg in $ i n M il li o n s 4Q Comments • Sales – 4 percent lower as 4 percent higher volumes were more than offset by an 8 percent negative currency impact • Broad-based volume growth led by strong growth in probiotics, cultures and ingredient systems • Operating Earnings – Increased $6 million, or 8 percent, as cost reductions and volume growth more than offset the absence of a $18 million gain on termination of a distribution agreement in the prior year and a $12 million negative currency impact • Excluding the impact of currency, operating earnings would have increased by about 23 percent 1Q & FY Outlook • Market conditions to remain challenging with currency headwinds persisting, primarily in Europe • 1Q: Sales – Down low-single digits percent as volume growth is more than offset by the negative impact of currency • Operating Earnings – Up low-single digits percent as cost reductions and continued productivity more than offset the impact of currency • Full Year: Sales – Down low-single digits percent as volume growth is more than offset by the negative impact of currency • Operating Earnings – Up high-teens percent as cost reductions and continued productivity more than offset the impact of currency; margin expansion 4Q Operating Earnings* 4Q Sales Vol 4%, Local Price 0%, Currency -8%, Port./Other -1% 750 800 850 900 4Q14 Volume Local Price 4Q15 (ex-curr & portf.) Curr. Portf./ Other 4Q15 $ in M ill io n s 843 807

* See appendix for reconciliation of non-GAAP measures. Electronics & Communications 12 4Q13 4Q14 4Q15 0% 5% 10% 15% 20% 0 25 50 75 100 M a rg in $ in M ill io n s 4Q Comments • Sales – Down 14 percent due to the impact of competitive pressures on sales of Solamet® paste, lower metals pricing and the negative impact of currency • Operating Earnings – Decreased 5 percent to $87 million as cost reductions were more than offset by competitive pressures impacting Solamet® paste 1Q & FY Outlook • PV market demand expected to remain strong; consumer electronics markets expected to begin the year weak • Mid-year introduction of new Solamet® paste offering • 1Q: Sales – Down mid-teens percent from continuing challenges in Solamet® paste, weaker consumer electronics demand and lower metals prices • Operating Earnings – Down mid-teens as cost reductions and productivity are not able to offset lower sales • Full Year: Sales - expected to be about flat • Operating Earnings – Low-twenty percent higher from increased volume and cost reductions and continued productivity 4Q Operating Earnings* 4Q Sales Vol -8%, Local Price -4%, Currency -2%, Port./Other 0% 350 400 450 500 550 600 4Q14 Volume Local Price 4Q15 (ex-curr & portf.) Curr. Portf./ Other 4Q15 $ i n M il li o n s 571 493

Safety & Protection Protection Technologies (DPT), Building Innovations (BI), Sustainable Solutions (DSS) 13 4Q13 4Q14 4Q15 0% 5% 10% 15% 20% 25% 0 50 100 150 200 250 M a rg in $ in M ill io n s 4Q Comments • Sales – Declined 8 percent, driven by volume weakness, currency and lower prices. • Demand from the oil and gas industry and the military remained soft impacting sales of Nomex® thermal resistant fiber, Kevlar® high- strength materials and Sustainable Solutions offerings. Channel inventory destocking of garments and thermal apparel and supply constraints for Tyvek ® also limited sales growth. • Operating Earnings – Down 11 percent as the benefits of cost reductions and productivity improvements were more than offset by the impact of lower demand, higher units costs and the negative currency impact. 1Q & FY Outlook • 1Q: Sales – Volume contraction, driven by continued weakness in oil and gas and military tenders, constrained Tyvek® supply and pressure from currency and pricing are expected to drive a sales decline in the mid teens percent vs. prior year. • Operating Earnings – down high teens percent, reflecting cost reductions and continued productivity more than offset by the impact of lower sales and currency. • Full Year: Sales – down by the low single digits percent with volume growth offset by currency. • Operating Earnings – up mid teens percent. Cost reductions and productivity expected to contribute to margin expansion. 4Q Operating Earnings* 4Q Sales Vol -4%, Local Price -1%, Currency -3%, Port./Other 0% *See appendix for reconciliation of non-GAAP measures. 750 800 850 900 950 1000 4Q14 Volume Local Price 4Q15 (ex-curr & portf.) Curr. Portf./ Other 4Q15 942 864 $ in M ill io n s

Performance Materials Performance Polymers (DPP), Packaging & Industrial Polymers (P&IP) 14 4Q13 4Q14 4Q15 0% 6% 12% 18% 24% 30% 0 80 160 240 320 400 M a rg in $ in M ill io n s 4Q Comments • Sales – Down 11 percent on lower ethylene prices and volume and negative currency impact; currency reduced sales by 5 percent • Increased demand for Performance Polymers in global automotive markets, primarily Asia and Europe, was more than offset by lower ethylene price and volumes • Average ethylene spot prices down over 60 percent year over year • Operating Earnings – Down 14 percent as cost reductions, continued productivity and improved Performance Polymer demand were more than offset by lower ethylene prices and volume and $19 million of negative currency impact • Operating earnings included a $33 million benefit from the sale of a business and tax benefits associated with a manufacturing site. *See appendix for reconciliation of non-GAAP measures. 4Q Operating Earnings* 4Q Sales Vol -1%, Local Price -6%, Currency -5%, Port./Other 1% $ in M ill io n s 1,441 1100 1200 1300 1400 1500 4Q14 Volume Local Price 4Q15 (ex-curr & portf.) Curr. Portf./ Other 4Q15 1,284 1Q & FY Outlook • 1Q: Sales – Down high-single digits on lower ethylene price and volume, negative currency impact and competitive pressures on local pricing. • Operating Earnings – Down about 25 percent as cost reductions and continued productivity will be offset by lower ethylene price and volume, negative currency impact and competitive pressures on local pricing. • Full Year: Sales – expected to be down low-single digits as volume growth will be offset by lower ethylene price and negative currency impact • Operating Earnings – Down about 10 percent on lower ethylene price and negative currency impact

*See appendix for reconciliation of non-GAAP measures. Agriculture Pioneer, Crop Protection 15 4Q13 4Q14 4Q15 -8.0% -4.0% 0.0% 4.0% 8.0% 12.0% -100 -50 0 50 100 150 200 M a rg in $ in M ill io n s 1Q & FY Outlook • Expect continued headwinds in the agriculture sector and from currency; launching Leptra® corn hybrids in Brazil • 1Q: Sales – Down about 10 percent as local price gains are more than offset by lower crop protection and soybean volumes and currency; volumes will be more challenged in the first quarter due to the strong start in North America corn seed which benefited the fourth quarter of 2015 • Operating Earnings – Down low-twenty percent as local price gains are more than offset by lower volumes and currency • Full Year: Sales – Down mid-single digits percent as local price gains are more than offset by currency and lower crop protection and soybean volumes • Operating Earnings – About flat as local price gains and cost reductions and productivity are offset by currency and lower volumes; up about 10% excluding currency 4Q Comments • Continued weakness in agricultural markets and strong currency headwinds • Sales – 11 percent lower as 6 percent higher local prices were more than offset by a 16 percent negative currency impact, primarily from the Brazilian Real • Higher corn seed volumes due to the timing of shipment were offset by reduced demand for insect control products in Brazil and the impact of the shutdown of the LaPorte manufacturing facility • Operating Earnings – Loss of $54 million resulted in $188 million lower operating earnings as increases in local price and cost reductions and continued productivity were more than offset by a $139 million negative currency impact and about a $30 million negative impact from the LaPorte shutdown • Prior year results benefitted from a timing impact from performance-based compensation adjustments and $36 million in gains from portfolio actions • Excluding the impact of currency, operating earnings would have been $85 million 4Q Operating Earnings* 4Q Sales Vol 0%, Local Price 6%, Currency -16%, Port./Other -1% 1200 1300 1400 1500 1600 1700 1800 1900 4Q14 Volume Local Price 4Q15 (ex-curr & portf.) Curr. Portf./ Other 4Q15 1,732 $ in M ill io n s 1,550

APPENDIX 1: FOURTH QUARTER 2015 SEGMENT COMMENTARY This data should be read in conjunction with the Company’s fourth quarter earnings news release dated January 26, 2016, DuPont’s 4Q 2015 Earnings Conference Call presentation materials and reconciliations of non-GAAP to GAAP measures included in the presentation materials and posted on the DuPont Investor Center website at www.dupont.com. 1/25/2016 16

Segment Commentary Fourth Quarter Earnings 2015 17 Industrial Biosciences In Industrial Biosciences, fourth-quarter sales declined 6 percent as flat volumes were more than offset by significant pressure from currency and slightly lower prices. Volume in enzymes, animal nutrition and biomaterials was flat with the prior year. While strength in household and personal care and food helped Bioactives deliver volume and price improvements, these gains were more than offset by currency and unfavorable pricing trends in Biomaterials, which saw continued pressure from petroleum-based alternatives. Despite the sales decline, operating earnings of $55 million increased 25 percent ($11 million) in the quarter, due to cost reductions and continued productivity partly offset by negative pricing. Operating margins improved 450 basis points year over year. Excluding a $2 million negative impact of currency, operating earnings would have increased by 30 percent. Sales for Industrial Biosciences for the full year matched the fourth-quarter trend, declining 6 percent, driven by currency. Volume growth and pricing gains in Bioactives offset weakness in Biomaterials. Operating earnings rose 6% to $203 million for 2015. Volume gains, cost reductions and productivity more than offset pressure from price/mix and currency. Turning to 2016, in the first quarter, we anticipate sales up by the low single digits percent, reflecting volume growth from bioactives partly offset by continued pressure from currency. We expect first-quarter operating earnings to to be down by the mid single digit percent, with cost reductions and continued productivity offset by higher input costs and currency. As for the full-year outlook, we project 2016 sales growth in the low-single digits percent, driven by volume improvement, pricing and the impact of new product introductions in bioactives, including increased market penetration in the food segment. We anticipate that operating earnings will be about flat, as cost savings and productivity are expected to be offset by higher product costs and currency.

In Nutrition & Health, the business continued to deliver solid results and margin improvement despite significant headwinds from currency. Sales were 4 percent lower as broad-based volume growth of 4 percent -- led by probiotics, cultures, and ingredient systems -- was more than offset by an 8 percent negative impact from currency. Operating earnings increased $6 million, or 8 percent, as cost reductions, productivity improvements and volume growth more than offset the absence of a $18 million gain on termination of a distribution agreement in the prior year and a $12 million negative currency impact. Excluding the impact of currency, operating earnings would have increased by about 23 percent. For the full year, sales were 8 percent lower as solid volume growth in a challenging market was more than offset by the negative impact of currency. Operating earnings were up 1 percent as cost reductions, productivity improvements and volume gains more than offset the negative impact of currency. Excluding the impact of currency, operating earnings would have increased by about 15 percent. Full-year operating margin improved about 110 basis points, and we have grown operating margins year-over-year for ten consecutive quarters. Looking forward to 2016, market conditions are expected to remain challenging with currency headwinds persisting, primarily in Europe. In the first quarter, we expect sales to be down low-single digits percent as volume growth is more than offset by the negative impact of currency with operating earnings up low-single digits percent, benefitting from cost reductions and continued productivity. Full-year 2016 sales are expected to be down low-single digits percent as volume growth, driven by investments in probiotics and cultures, is more than offset by the negative impact of currency. We expect operating earnings will be up high-teens percent, benefiting from cost reductions and productivity improvements, further expanding operating margins. Segment Commentary Fourth Quarter Earnings 2015 18 Nutrition & Health

In Electronics & Communications, fourth-quarter sales were 14 percent lower due to the impact of competitive pressures on sales of Solamet® paste, lower metals pricing and the negative impact of currency. Operating earnings of $87 million decreased $5 million, or 5 percent, as cost reductions and continued productivity were more than offset by lower sales of Solamet® paste. For the full year, sales were 13 percent lower as volume growth in Tedlar® film in photovoltaics and in consumer electronics related businesses was more than offset by the impact of competitive pressures on sales of Solamet® paste, lower metals pricing and the negative impact of currency. Operating earnings were 7 percent higher as cost reductions and productivity improvements more than offset lower sales. Looking forward to 2016, we expect the photovoltaic market to remain strong with module installations forecasted to increase mid-teens percent, driving strong growth in Tedlar® film in photovoltaics. Segment results are expected to continue to be negatively impacted by declines in Solamet® paste with the impact lessening in the second half of the year due to more favorable year-over-year comparisons and expected new product introductions. We anticipate consumer electronics markets will have a weaker start to the year but strengthen in the second half as channel inventories are worked off. For the first quarter we expect sales to be down mid-teens percent from continuing challenges in Solamet® paste, weaker consumer electronics demand and lower metals prices. Operating earnings are expected to be down mid-teens percent as cost reductions and productivity are not able to offset lower sales. Full year 2016 sales are expected to be about flat as strong volume growth in Tedlar® film for photovoltaics is offset by lower sales of Solamet® paste and lower metals pricing. For the full year we expect operating earnings to be in the low- twenty percent range higher from increased volume and cost reductions and continued productivity improvements. Segment Commentary Fourth Quarter Earnings 2015 19 Electronics & Communications

Segment Commentary Fourth Quarter Earnings 2015 20 Safety & Protection Sales of $864 million in the fourth quarter declined 8 percent on a 4-percent negative impact of volume, a 3-percent negative impact of currency and a 1-percent negative impact from price. Demand from the oil and gas industry and the military was weak, which lowered sales of Nomex® thermal resistant fiber, Kevlar® high-strength materials, and Sustainable Solutions offerings. Supply constraints for Tyvek® limited its sales growth for the quarter. Fourth-quarter operating earnings of $182 million declined 11 percent, including $2 million of negative impact from currency. Benefits from cost reductions and continued productivity were more than offset by pressure from volume declines, higher unit costs and currency. For 2015, sales of $3.5 billion declined by 9 percent. Excluding 4 points of pressure from currency and 4 points from portfolio changes, sales declined 1 percent due to softness in volume. Operating earnings for the segment in 2015 declined by 9 percent to $704 million, including benefits from cost reductions and productivity, more than offset by higher unit costs associated with the Chamber Works outage, unfavorable currency and volumes. Turning to 2016, in the first quarter, sales are expected to be down by the mid teens percent, driven by volume declines (reflecting continued weakness in oil and gas and military tenders), pressure from currency and pricing. We anticipate operating earnings to be down high teens percent vs. prior year, as cost reductions and continued productivity will be more than offset by the impact of our lower sales and currency. Looking ahead to full-year 2016, we project sales up in the low single digits percent, with volume growth partly offset by currency pressures. Operating earnings are anticipated to grow by the mid teens percent, based on cost reductions and productivity improvements, leading to operating margin expansion for the year.

Segment Commentary Fourth Quarter Earnings 2015 21 Performance Materials Sales of $1.3 billion were down 11 percent on lower ethylene prices and the negative impact of currency. Price was down 6 percent in the quarter, with average ethylene spot prices down over 60 percent year over year. Currency negatively impacted sales by 5 percent. Segment volume decreased 1 percent as increased demand for Performance Polymers in global automotive markets, primarily Asia and Europe, was offset by lower ethylene volumes. According to IHS, global automotive market demand was up 2 percent in the fourth quarter, driven by growth in China, Europe and North America. IHS forecasts 8 percent growth in China as a result of economic stimulus actions in the quarter. IHS is forecasting year over year growth of 3 percent in 2016, with 2 percent growth in first quarter versus prior year. Operating earnings were down 14 percent as cost reductions, productivity improvements and increased Performance Polymer demand were more than offset by lower ethylene price and volume and $19 million of negative impact from currency. Operating earnings included a $33 million benefit from the sale of a business and realization of tax benefits associated with a manufacturing site. Full year operating earnings were down 4 percent, as cost reductions, productivity improvements and volume growth for ethylene were more than offset by $132 million of negative currency impact, lower ethylene price and the portfolio change from the sale of Glass Laminating Solutions/Vinyls. Prior year ethylene sales were constrained due to the scheduled outage at the ethylene unit in Orange, Texas. Excluding the impact of currency, operating earnings increased 6 percent year over year. Operating margins increased 200 basis points to close the year at about 23 percent.

Segment Commentary Fourth Quarter Earnings 2015 22 Performance Materials (continued) For the first quarter, we anticipate sales will be down in the high-single-digits percent range, with operating earnings down about 25 percent, on lower ethylene price and volume, the negative impact of currency and competitive pressure on local pricing. For the full year of 2016, we anticipate sales down in the low-single digits and operating earnings down about 10 percent as volume growth will be more than offset by lower ethylene price and the negative impact of currency. 2015 operating earnings included $49 million of benefits from a joint venture, the sale of a business and realization of tax benefits associated with a manufacturing site.

Segment Commentary Third Quarter Earnings 2015 23 Agriculture In our Agriculture segment, fourth-quarter sales are largely driven by the summer and Safrinha seasons in Latin America and the beginning of shipments to customers in the northern hemisphere in advance of the 2016 planting season. Continued challenging conditions in agriculture markets were compounded by strong currency headwinds, particularly from a weaker Brazilian Real. Fourth-quarter Agriculture sales were 11 percent lower as 6 percent higher local prices were more than offset by a 16 percent negative currency impact. The segment had a 1 percent negative impact from portfolio actions. Seed sales were 2 percent higher, and crop protection sales were down 24 percent versus last year. Higher corn seed volumes from a strong start to the North America season and a shift in seasonal timing in Brazil (which benefited the fourth quarter versus the third quarter) were offset by lower crop protection volumes. Low expected insect pressure, the adoption of insect-protected soybean varieties, higher inventories and a challenging macro environment have softened the demand for insect control products, where we have a strong market position. Insect control volumes continue to be impacted by the shutdown of the LaPorte manufacturing facility. An operating loss of $54 million resulted in $188 million lower operating earnings as increases in local price and cost reductions and continued productivity were more than offset by a $139 million negative currency impact and about a $30 million negative impact from the continued shutdown of the LaPorte manufacturing facility. Prior-year results benefitted from a timing impact from performance-based compensation adjustments and $36 million in gains from portfolio actions. Excluding the impact of currency, the segment would have reported operating earnings of $85 million. For the full year, sales decreased 13 percent as higher local prices were more than offset by a 9 percent negative impact of currency, and lower seed and crop protection volumes. Operating earnings were 30 percent lower as the decrease in sales

Segment Commentary Fourth Quarter Earnings 2015 24 Agriculture (continued) was partially offset by cost reductions and productivity improvements. Excluding the impact of currency, the segment would have reported about 5 percent lower operating earnings. Turning to the outlook for 2016, farmer net returns for row crops continue to trend down as land and rent prices have lagged the transition to lower commodity prices while grain stocks remain at elevated levels. We expect the economic environment in the agriculture sector to remain challenged with commodity prices at the low end of normal until demand accelerates or there is a disruption in global production. Volatile currency markets will also continue to present headwinds given the size of our businesses in Europe and Latin America. As farmers look to relative economics between crop alternatives, we expect a slight year-over-year uptick in Brazil Safrinha and North America corn area, provided weather cooperates during planting. Our order book in North America suggests a modest improvement in corn demand at the expense of soybeans in a highly competitive seed market. In crop protection, continued weak demand for foliar-applied insecticides in Brazil and elevated distributor inventories will continue to present challenges. For the first half of 2016, which reflects the majority of the northern hemisphere season, we expect Agriculture segment sales to be mid-single digits percent lower with operating earnings low-teens percent below 2015 as local price gains and the benefit of cost actions are more than offset by lower insecticide and soybean volumes and currency. Our volume forecast includes a continued impact from the shutdown of the LaPorte manufacturing facility. Volumes will be more challenged in the first quarter due to the strong start in North America corn seed, which benefited the fourth quarter of 2015 and a larger first-quarter impact in Brazil crop protection. We expect first quarter sales to be about ten percent lower and operating earnings in the low-twenty percent range below 2015. For the full year we expect sales to be down mid-single digits percent and operating earnings about flat as local price gains and cost actions are offset by currency headwinds and lower volumes. Excluding the impact of currency, we would expect operating earnings to be up about 10 percent.

Segment Commentary Fourth Quarter Earnings 2015 25 Agriculture (continued) While markets remain challenging, we are confident in the long-term growth in demand for agricultural products and in our pipeline of new genetics, unique trait combinations and innovative crop protection solutions coming from our focused investments in R&D. We are taking disciplined actions to streamline our cost structure and further focus our investments on the highest growth opportunities, building upon the work we began back in 2014. These actions better position DuPont Agriculture for the current challenging environment and will allow us to emerge stronger when markets improve. In Brazil we have successfully launched Leptra® corn hybrids for the Safrinha season. Production plans for Leptra® are on track for one of the fastest technology ramp-ups in Pioneer history in the summer season. In North America, we held corn market share in 2015 during one of the most competitive sales seasons in recent history. Our two newest classes of genetics demonstrated strong harvest performance and are expected to comprise over half of our North America corn sales volume in 2016. Qrome™ corn products continue to progress well toward commercialization. We will expand testing this coming summer in our IMPACT™ trials, as we await final import approvals in key markets. While we did lose between one and two points of North America market share in soybeans, we are very excited about the improved yield performance growers experienced last fall from our newest classes of T Series soybean. T Series will represent about 80 percent of 2016 soybean volume as we continue meaningful progress in our soybean transition. We also have a strong portfolio of herbicide options for soybean growers, including varieties tolerant to glyphosate, glufosinate, and our proprietary BOLT™ technology; we also are currently taking pre-orders for Roundup Ready 2 Xtend™ technology, pending regulatory approvals. In crop protection we continue to receive registrations of Cyazypyr® insecticide in additional countries and are preparing for new launches of Zorvec™ fungicide and Pyraxalt™ insecticide for rice, pending regulatory approvals. Finally, while Rynaxypyr® sales declined in 2015 in Latin America, it remains the foundation of our insect-control lineup with good growth opportunities in additional crops and countries and from the expansion of seed treatment offerings like Lumivia® in corn. Roundup® and Xtend™ are registered trademarks of Monsanto Technology LLC used under license. Dicamba herbicide is not currently approved for commercial in-crop use with soybeans with the Roundup Ready 2 Xtend™ technology and nothing herein is a promotion or an offer to sell dicamba herbicide for this use. It is a violation of federal law to promote or offer to sell unregistered pesticides or a registered pesticide for an unregistered use.

INDEX PAGE SELECTED OPERATING RESULTS 27 SELECTED INCOME STATEMENT DATA 28 SEGMENT NET SALES 29 SEGMENT OPERATING EARNINGS 30 SIGNIFICANT ITEMS BY SEGMENT - PRETAX OPERATING INCOME; DEPRECIATION AND AMORTIZATION BY SEGMENT 31 RECONCILIATION OF NON-GAAP MEASURES 32-35 RECONCILIATION OF BASE INCOME TAX RATE TO EFFECTIVE INCOME TAX RATE 36 Note: Management believes that an analysis of operating earnings (as defined on page 27), a "non-GAAP" measure, is meaningful to investors because it provides insight with respect to ongoing operating results of the company. Such measurements are not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance. E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES QUARTERLY SUPPLEMENTAL FINANCIAL DATA AND NON-GAAP RECONCILIATIONS (UNAUDITED) December 31, 2015 The quarterly supplemental financial data and non-gaap reconciliations presents the historical financial information of DuPont restated to reflect the July 2015 spin-off of Chemours. The results of Performance Chemicals are presented as discontinued operations and have been excluded from continuing operations, segment results, and related calculations in accordance with generally accepted accounting principles in the United States (US GAAP). In addition, effective July 1, 2015, certain corporate expenses will now be included in segment operating earnings. Reclassifications of prior year data have been made to conform to current year classifications.

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

SELECTED OPERATING RESULTS (UNAUDITED)

(dollars in millions)

	Year 2015	4Q15	3Q15	2Q15	1Q15	Year 2014	4Q14	3Q14	2Q14	1Q14	Year 2013	4Q13	3Q13	2Q13	1Q13	Year 2012	Year 2011
INCOME STATEMENT DATA																	
Consolidated Net Sales	25,130	5,299	4,873	7,121	7,837	28,406	5,849	5,905	8,058	8,594	28,998	6,119	6,000	8,060	8,819	27,610	25,883
Operating Earnings After Income Taxes, Attributable to DuPont (1) (Non-GAAP)	2,503	239	117	994	1,153	3,110	519	361	907	1,323	2,926	392	249	1,003	1,282	2,238	2,210
Significant Items - After-tax	(348)	(411)	88	32	(57)	112	79	(9)	44	(2)	(377)	(292)	(27)	(78)	20	(657)	(238)
Non-Operating Pension & OPEB Costs - After-tax (2)	(266)	(56)	(74)	(57)	(79)	(87)	(21)	(22)	(22)	(22)	(356)	(80)	(94)	(84)	(98)	(437)	(355)
Income from Continuing Operations After Income Taxes Attributable to DuPont	1,889	(228)	131	969	1,017	3,135	577	330	929	1,299	2,193	20	128	841	1,204	1,144	1,617
Depreciation	978	248	241	245	244	1,006	248	247	261	250	1,027	258	254	253	262	1,065	941
STATEMENT OF CASH FLOW DATA (3)																	
Cash Provided by (Used for) Operating Activities	2,316	4,161	200	78	(2,123)	3,712	5,514	269	350	(2,421)	3,179	5,512	298	36	(2,667)	4,849	5,152
Capital Expenditures (4)	1,705	355	362	378	610	2,062	714	544	462	342	1,940	674	478	449	339	1,890	1,910

(1) Operating earnings are defined as earnings from continuing operations (GAAP) excluding "significant items" and "non-operating pension and other post-employment benefit (OPEB) costs".

(2) First quarter 2015 includes the impact of an after-tax exchange loss on non-operating pension of $23.

(3) Data is on a total company basis.

(4) Includes purchases of property, plant and equipment and investment in affiliates.

4Q15 Supplemental Financial Data and Non-GAAP Reconciliations 27 1/26/2016

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

SELECTED INCOME STATEMENT DATA
OPERATING EARNINGS (UNAUDITED)
(dollars in millions, except per share)

	Year 2015	4Q15	3Q15	2Q15	1Q15	Year 2014	4Q14	3Q14	2Q14	1Q14	Year 2013	4Q13	3Q13	2Q13	1Q13	Year 2012	Year 2011
Consolidated Net Sales	25,130	5,299	4,873	7,121	7,837	28,406	5,849	5,905	8,058	8,594	28,998	6,119	6,000	8,060	8,819	27,610	25,883
Segment Operating Earnings	4,243	553	433	1,447	1,810	5,032	788	686	1,516	2,042	4,906	716	603	1,581	2,006	4,389	4,175
Adjusted EBIT (Operating Earnings) (1) (2)	3,757	372	286	1,305	1,794	4,599	806	768	1,283	1,742	4,019	441	332	1,425	1,821	3,311	3,122
Adjusted EBITDA (Operating Earnings) (1) (2)	5,095	675	576	1,667	2,177	5,965	1,122	1,064	1,663	2,116	5,360	766	646	1,763	2,185	4,680	4,308
Operating Earnings Before Income Taxes (1)	3,441	287	204	1,236	1,714	4,232	719	676	1,192	1,645	3,584	333	227	1,314	1,710	2,871	2,714
Operating Earnings Per Share (1) (3)	2.77	0.27	0.13	1.09	1.26	3.36	0.57	0.39	0.98	1.42	3.12	0.42	0.26	1.08	1.37	2.36	2.34

(1) See Reconciliation of Non-GAAP Measures.

(2) Adjusted EBIT from operating earnings is operating earnings (as defined on page 27) before income taxes, net income attributable to noncontrolling interests and interest expense. Adjusted EBITDA from operating earnings is adjusted EBIT from operating earnings before depreciation and amortization of intangible assets.

(3) Earnings per share for the year may not equal the sum of quarterly earnings per share due to changes in average share calculations.

4Q15 Supplemental Financial Data and Non-GAAP Reconciliations 28 1/26/2016

4Q15 Supplemental Financial Data and Non-GAAP Reconciliations 29 1/26/2016 E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES Year Year Year Year Year 2015 4Q15 3Q15 2Q15 1Q15 2014 4Q14 3Q14 2Q14 1Q14 2013 4Q13 3Q13 2Q13 1Q13 2012 2011 Agriculture 9,798 1,550 1,093 3,218 3,937 11,296 1,732 1,563 3,610 4,391 11,728 1,804 1,630 3,629 4,665 10,421 9,165 Electronics & Communications 2,070 493 532 528 517 2,381 571 620 613 577 2,534 639 635 648 612 2,684 3,154 Industrial Biosciences 1,171 301 305 285 280 1,244 319 314 313 298 1,211 323 302 300 286 1,169 698 Nutrition & Health 3,256 807 810 826 813 3,529 843 899 926 861 3,473 872 868 865 868 3,422 2,460 Performance Materials 5,305 1,284 1,302 1,338 1,381 6,059 1,441 1,531 1,567 1,520 6,166 1,505 1,580 1,599 1,482 6,095 6,445 Safety & Protection 3,527 864 831 924 908 3,892 942 976 1,028 946 3,880 975 984 1,016 905 3,814 3,921 Other 3 - - 2 1 5 1 2 1 1 6 1 1 3 1 5 40 CONSOLIDATED NET SALES 25,130 5,299 4,873 7,121 7,837 28,406 5,849 5,905 8,058 8,594 28,998 6,119 6,000 8,060 8,819 27,610 25,883 SEGMENT NET SALES SEGMENT NET SALES (UNAUDITED) (dollars in millions)

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

OPERATING EARNINGS (UNAUDITED)

(dollars in millions)

SEGMENT OPERATING EARNINGS	Year 2015	4Q15	3Q15	2Q15	1Q15	Year 2014	4Q14	3Q14	2Q14	1Q14	Year 2013	4Q13	3Q13	2Q13	1Q13	Year 2012	Year 2011
Agriculture	1,646	(54)	(210)	772	1,138	2,352	134	(56)	835	1,439	2,480	90	(56)	937	1,509	2,129	1,776
Electronics & Communications	359	87	104	89	79	336	92	90	84	70	314	90	92	90	42	237	420
Industrial Biosciences	203	55	52	45	51	192	44	42	54	52	151	36	41	38	36	148	64
Nutrition & Health	373	85	102	100	86	369	79	99	103	88	286	79	76	59	72	305	201
Performance Materials	1,216	281	317	301	317	1,267	326	366	293	282	1,249	287	357	322	283	1,140	945
Safety & Protection	704	182	156	188	178	772	205	195	203	169	664	205	163	165	131	594	637
Other	(258)	(83)	(88)	(48)	(39)	(256)	(92)	(50)	(56)	(58)	(238)	(71)	(70)	(30)	(67)	(164)	132
TOTAL SEGMENT OPERATING EARNINGS	4,243	553	433	1,447	1,810	5,032	788	686	1,516	2,042	4,906	716	603	1,581	2,006	4,389	4,175
Corporate Expenses	(573)	(160)	(111)	(148)	(154)	(677)	(134)	(167)	(174)	(202)	(773)	(206)	(164)	(198)	(205)	(842)	(801)
Interest Expense	(322)	(82)	(82)	(74)	(84)	(377)	(87)	(93)	(94)	(103)	(448)	(108)	(108)	(115)	(117)	(464)	(447)
OPERATING EARNINGS BEFORE INCOME TAXES AND EXCHANGE (LOSSES) GAINS (Non-GAAP)	3,348	311	240	1,225	1,572	3,978	567	426	1,248	1,737	3,685	402	331	1,268	1,684	3,083	2,927
Provision For Income Taxes on Operating Earnings, Excluding Taxes on Exchange (Losses) Gains	(712)	(7)	(91)	(268)	(346)	(692)	(13)	(56)	(279)	(344)	(680)	24	(36)	(290)	(378)	(685)	(544)
Net After-tax Exchange (Losses) Gains (1)	(127)	(68)	(32)	42	(69)	(166)	(35)	(8)	(59)	(64)	(66)	(34)	(43)	29	(18)	(136)	(134)
Less: Net Income Attr. to Noncontrolling Interests	6	(3)	-	5	4	10	-	1	3	6	13	-	3	4	6	24	39
OPERATING EARNINGS (Non-GAAP)	2,503	239	117	994	1,153	3,110	519	361	907	1,323	2,926	392	249	1,003	1,282	2,238	2,210
Net Income Attributable to Noncontrolling Interests	6	(3)	-	5	4	10	-	1	3	6	13	-	3	4	6	24	39
Non-Operating Pension & OPEB Costs - After-tax (1)	(266)	(56)	(74)	(57)	(79)	(87)	(21)	(22)	(22)	(22)	(356)	(80)	(94)	(84)	(98)	(437)	(355)
Significant Items - After-tax	(348)	(411)	88	32	(57)	112	79	(9)	44	(2)	(377)	(292)	(27)	(78)	20	(657)	(238)
INCOME FROM CONTINUING OPERATIONS AFTER INCOME TAXES	1,895	(231)	131	974	1,021	3,145	577	331	932	1,305	2,206	20	131	845	1,210	1,168	1,656

(1) In the first quarter 2015, the impact of an after-tax exchange loss on non-operating pension of $23 is excluded from Net After-tax Exchange Losses and is included within Non-Operating Pension & OPEB Costs-After tax above.

4Q15 Supplemental Financial Data and Non-GAAP Reconciliations 30 1/26/2016

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

SIGNIFICANT ITEMS BY SEGMENT - PRETAX OPERATING INCOME (UNAUDITED)

(dollars in millions)

SEGMENT PRETAX IMPACT OF SIGNIFICANT ITEMS	Year 2015	4Q15	3Q15	2Q15	1Q15	Year 2014	4Q14	3Q14	2Q14	1Q14	Year 2013	4Q13	3Q13	2Q13	1Q13	Year 2012	Year 2011
Agriculture	148	(30)	147	(4)	35	316	363	-	(47)	-	(351)	(196)	(40)	(80)	(35)	(469)	(225)
Electronics & Communications	(78)	(89)	-	11	-	(84)	(16)	-	(68)	-	(131)	(131)	-	-	-	(37)	-
Industrial Biosciences	(52)	(51)	-	(1)	-	(13)	(11)	-	(2)	-	1	1	-	-	-	(3)	(79)
Nutrition & Health	(50)	(46)	-	(4)	-	(15)	(7)	-	(8)	-	6	6	-	-	-	(49)	(126)
Performance Materials	(62)	(60)	-	(2)	-	292	(70)	-	362	-	(16)	(16)	-	-	-	(104)	47
Safety & Protection	96	(17)	-	113	-	(52)	(21)	-	(31)	-	4	4	-	-	-	(58)	-
Other	(40)	-	-	(3)	(37)	(10)	(8)	-	(2)	-	1	1	-	-	-	(137)	-
TOTAL SIGNIFICANT ITEMS BY SEGMENT - PRETAX	(38)	(293)	147	110	(2)	434	230	-	204	-	(486)	(331)	(40)	(80)	(35)	(857)	(383)

DEPRECIATION AND AMORTIZATION BY SEGMENT

(dollars in millions)

DEPRECIATION AND AMORTIZATION	Year 2015	4Q15	3Q15	2Q15	1Q15	Year 2014	4Q14	3Q14	2Q14	1Q14	Year 2013	4Q13	3Q13	2Q13	1Q13	Year 2012	Year 2011
Agriculture	453	79	74	139	161	436	97	78	121	140	358	79	72	95	112	337	295
Electronics & Communications	100	30	23	24	23	97	23	25	23	26	105	25	27	27	26	113	99
Industrial Biosciences	84	21	21	21	21	85	20	22	22	21	81	21	19	20	21	79	47
Nutrition & Health	236	58	58	58	62	264	64	66	68	66	271	67	66	66	72	288	207
Performance Materials	125	33	30	31	31	139	33	35	35	36	162	41	40	40	41	171	188
Safety & Protection	175	43	44	44	44	187	45	46	48	48	198	52	48	50	48	197	172
Other	4	1	1	1	1	6	2	1	1	2	6	2	1	2	1	6	7
TOTAL DEPRECIATION AND AMORTIZATION BY SEGMENT	1,177	265	251	318	343	1,214	284	273	318	339	1,181	287	273	300	321	1,191	1,015

4Q15 Supplemental Financial Data and Non-GAAP Reconciliations 31 1/26/2016

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

(dollars in millions, except per share)

RECONCILIATION OF DILUTED EPS (1)

	Year 2015	4Q15	3Q15	2Q15	1Q15	Year 2014	4Q14	3Q14	2Q14	1Q14
Operating EPS (Non-GAAP)	2.77	0.27	0.13	1.09	1.26	3.36	0.57	0.39	0.98	1.42
Non-Operating Pension & OPEB Costs (2)	(0.29)	(0.06)	(0.09)	(0.07)	(0.09)	(0.09)	(0.03)	(0.02)	(0.03)	(0.03)
Significant Items	(0.39)	(0.47)	0.10	0.04	(0.06)	0.12	0.09	(0.01)	0.05	-
GAAP EPS from continuing operations	2.09	(0.26)	0.14	1.06	1.11	3.39	0.63	0.36	1.00	1.39

	Year 2013	4Q13	3Q13	2Q13	1Q13	Year 2012	Year 2011
Operating EPS (Non-GAAP)	3.12	0.42	0.26	1.08	1.37	2.36	2.34
Non-Operating Pension & OPEB Costs (2)	(0.38)	(0.09)	(0.10)	(0.10)	(0.11)	(0.46)	(0.38)
Significant Items	(0.40)	(0.31)	(0.03)	(0.08)	0.02	(0.70)	(0.25)
GAAP EPS from continuing operations	2.34	0.02	0.13	0.90	1.28	1.20	1.71

RECONCILIATION OF ADJUSTED EBIT / ADJUSTED EBITDA TO CONSOLIDATED INCOME STATEMENTS

	Year 2015	4Q15	3Q15	2Q15	1Q15	Year 2014	4Q14	3Q14	2Q14	1Q14
Income From Continuing Operations Before Income Taxes	2,591	(421)	227	1,234	1,551	4,313	824	634	1,245	1,610
Add: Significant Items - Pretax - Charge / (Benefit)	453	622	(138)	(85)	54	(209)	(137)	10	(85)	3
Add: Non-Operating Pension & OPEB Costs - Pretax (2)	397	86	115	87	109	128	32	32	32	32
Operating Earnings Before Income Taxes (Non-GAAP)	3,441	287	204	1,236	1,714	4,232	719	676	1,192	1,645
Less: Net Income Attributable to Noncontrolling Interests	6	(3)	-	5	4	10	-	1	3	6
Add: Interest Expense	322	82	82	74	84	377	87	93	94	103
Adjusted EBIT (Operating Earnings) (Non-GAAP)	3,757	372	286	1,305	1,794	4,599	806	768	1,283	1,742
Add: Depreciation and Amortization	1,338	303	290	362	383	1,366	316	296	380	374
Adjusted EBITDA (Operating Earnings) (Non-GAAP)	5,095	675	576	1,667	2,177	5,965	1,122	1,064	1,663	2,116

	Year 2013	4Q13	3Q13	2Q13	1Q13	Year 2012	Year 2011
Income From Continuing Operations Before Income Taxes	2,566	(109)	47	1,099	1,529	1,290	1,715
Add: Significant Items - Pretax - Charge / (Benefit)	485	319	40	91	35	930	467
Add: Non-Operating Pension & OPEB Costs - Pretax (2)	533	123	140	124	146	651	532
Operating Earnings Before Income Taxes (Non-GAAP)	3,584	333	227	1,314	1,710	2,871	2,714
Less: Net Income Attributable to Noncontrolling Interests	13	-	3	4	6	24	39
Add: Interest Expense	448	108	108	115	117	464	447
Adjusted EBIT (Operating Earnings) (Non-GAAP)	4,019	441	332	1,425	1,821	3,311	3,122
Add: Depreciation and Amortization	1,341	325	314	338	364	1,369	1,186
Adjusted EBITDA (Operating Earnings) (Non-GAAP)	5,360	766	646	1,763	2,185	4,680	4,308

(1) Earnings per share for the year may not equal the sum of quarterly earnings per share due to changes in average share calculations.

(2) First quarter 2015 includes the impact of an exchange loss on non-operating pension of $23.

4Q15 Supplemental Financial Data and Non-GAAP Reconciliations 32 1/26/2016

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

(dollars in millions)

CALCULATION OF NET DEBT

	Dec-15	Sep-15	Jun-15	Mar-15	Dec-14	Sep-14	Jun-14	Mar-14	Dec-13	Sep-13	Jun-13	Mar-13	Dec-12	Dec-11
Cash and Cash Equivalents	5,300	3,324	4,746	3,622	6,910	3,982	4,174	3,782	8,941	7,005	6,685	6,555	4,284	3,586
Marketable Securities	906	406	556	125	124	566	173	67	145	184	211	26	123	433
Total Cash	6,206	3,730	5,302	3,747	7,034	4,548	4,347	3,849	9,086	7,189	6,896	6,581	4,407	4,019
Short-Term Borrowings and Capital Lease Obligations	1,165	1,781	647	1,621	1,422	3,889	2,506	2,019	1,721	4,204	3,315	2,006	1,275	817
Long-Term Borrowings and Capital Lease Obligations	7,642	8,155	12,088	8,727	9,233	9,241	9,251	9,259	10,699	10,755	10,765	11,279	10,429	11,691
Total Debt	8,807	9,936	12,735	10,348	10,655	13,130	11,757	11,278	12,420	14,959	14,080	13,285	11,704	12,508
Net Debt (Non-GAAP)	2,601	6,206	7,433	6,601	3,621	8,582	7,410	7,429	3,334	7,770	7,184	6,704	7,297	8,489

CALCULATION OF FREE CASH FLOW[1]

	Year 2015	4Q15	3Q15	2Q15	1Q15	Year 2014	4Q14	3Q14	2Q14	1Q14	Year 2013	4Q13	3Q13	2Q13	1Q13	Year 2012	Year 2011
Cash Provided by (Used for) Operating Activities	2,316	4,161	200	78	(2,123)	3,712	5,514	269	350	(2,421)	3,179	5,512	298	36	(2,667)	4,849	5,152
Less: Purchases of Property, Plant and Equipment	1,629	338	353	373	565	2,020	709	530	461	320	1,882	659	466	436	321	1,793	1,843
Free Cash Flow	687	3,823	(153)	(295)	(2,688)	1,692	4,805	(261)	(111)	(2,741)	1,297	4,853	(168)	(400)	(2,988)	3,056	3,309

(1) Data is on a total company basis.

4Q15 Supplemental Financial Data and Non-GAAP Reconciliations 33 1/26/2016

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

	Year 2015	4Q15	3Q15	2Q15	1Q15	Year 2014	4Q14	3Q14	2Q14	1Q14	Year 2013	4Q13	3Q13	2Q13	1Q13	Year 2012	Year 2011
SEGMENT OPERATING EARNINGS MARGIN %																	
(Operating Earnings / Segment Net Sales) (1)																	
Agriculture	16.8%	-3.5%	-19.2%	24.0%	28.9%	20.8%	7.7%	-3.6%	23.1%	32.8%	21.1%	5.0%	-3.4%	25.8%	32.3%	20.4%	19.4%
Electronics & Communications	17.3%	17.6%	19.5%	16.9%	15.3%	14.1%	16.1%	14.5%	13.7%	12.1%	12.4%	14.1%	14.5%	13.9%	6.9%	8.8%	13.3%
Industrial Biosciences	17.3%	18.3%	17.0%	15.8%	18.2%	15.4%	13.8%	13.4%	17.3%	17.4%	12.5%	11.1%	13.6%	12.7%	12.6%	12.7%	9.2%
Nutrition & Health	11.5%	10.5%	12.6%	12.1%	10.6%	10.5%	9.4%	11.0%	11.1%	10.2%	8.2%	9.1%	8.8%	6.8%	8.3%	8.9%	8.2%
Performance Materials	22.9%	21.9%	24.3%	22.5%	23.0%	20.9%	22.6%	23.9%	18.7%	18.6%	20.3%	19.1%	22.6%	20.1%	19.1%	18.7%	14.7%
Safety & Protection	20.0%	21.1%	18.8%	20.3%	19.6%	19.8%	21.8%	20.0%	19.7%	17.9%	17.1%	21.0%	16.6%	16.2%	14.5%	15.6%	16.2%
TOTAL SEGMENT OPERATING EARNINGS MARGIN %	16.9%	10.4%	8.9%	20.3%	23.1%	17.7%	13.5%	11.6%	18.8%	23.8%	16.9%	11.7%	10.1%	19.6%	22.7%	15.9%	16.1%

(1) Segment Operating Earnings margin %'s for Other (which includes the previous Pharmaceuticals segment) are not presented separately above as they are not meaningful; however, the results are included in the Total margin %'s above.

4Q15 Supplemental Financial Data and Non-GAAP Reconciliations 34 1/26/2016

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

OPERATING EARNINGS EXCLUDING IMPACT OF CURRENCY (UNAUDITED)

(dollars in millions)

Reconciliation of Segment Operating Earnings excluding the impact of currency (Non-GAAP)

Segment operating earnings excluding the impact of currency assumes current operating earnings results using foreign currency exchange rates in effect for the comparable prior-year period.

	Three months ended December 31, 2014	Three months ended December 31, 2015			
	Segment Operating Earnings	Segment Operating Earnings	Impact of Currency	Segment Operating Earnings excluding currency (Non-GAAP)	% Change
Agriculture	$ 134	$ (54)	$ (139)	$ 85	-37%
Electronics & Communications	92	87	4	$ 83	-10%
Industrial Biosciences	44	55	(2)	$ 57	30%
Nutrition & Health	79	85	(12)	$ 97	23%
Performance Materials	326	281	(19)	$ 300	-8%
Safety & Protection	205	182	(2)	$ 184	-10%
Other	(92)	(83)	-	$ (83)	10%
				$ -	
Total Segment Operating Earnings	$ 788	$ 553	$ (170)	$ 723	-8%

	Twelve months ended December 31, 2014	Twelve months ended December 31, 2015			
	Segment Operating Earnings	Segment Operating Earnings	Impact of Currency	Segment Operating Earnings excluding currency (Non-GAAP)	% Change
Agriculture	$ 2,352	$ 1,646	$ (538)	$ 2,184	-7%
Electronics & Communications	$ 336	$ 359	1	$ 358	7%
Industrial Biosciences	$ 192	$ 203	(11)	$ 214	11%
Nutrition & Health	$ 369	$ 373	(53)	$ 426	15%
Performance Materials	$ 1,267	$ 1,216	(132)	$ 1,348	6%
Safety & Protection	$ 772	$ 704	(53)	$ 757	-2%
Other	$ (256)	$ (258)	-	$ (258)	-1%
Total Segment Operating Earnings	$ 5,032	$ 4,243	$ (786)	$ 5,029	0%

4Q15 Supplemental Financial Data and Non-GAAP Reconciliations 35 1/26/2016

4Q15 Supplemental Financial Data and Non-GAAP Reconciliations 36 1/26/2016 E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES 2015 2014 2016 Outlook1 2015 Actual Effective income tax rate 45.1% 30.0% 22.3% 26.9% Significant items effect and non-operating pension/OPEB costs effect (27.3%) (2.2%) 0.7% 0.2% 17.8% 27.8% 23.0% 27.1% Exchange gains (losses) effect2 (15.5%) (25.5%) 0.0%' (5.8%) Base income tax rate from continuing operations 2.3% 2.3% 23.00% 21.3% (2) The company does not forecast the impact of exchange gains (losses) on the projected tax rate. (1) Represents the company's anticipated full year tax rates for 2016.The 2016 estimate for non-operating pension/OPEB costs does not include expected settlement losses and curtailment gains as a result of actions associated with the fourth quarter 2015 restructuring charge. Tax rate, from continuing operations, before significant items and non-operating pension/OPEB costs Three months ended December 31, RECONCILIATION OF BASE INCOME TAX RATE TO EFFECTIVE INCOME TAX RATE (UNAUDITED) Base income tax rate is defined as the effective income tax rate less the effect of exchange gains (losses), significant items and non-operating pension/OPEB costs. Year ended December 31,

APPENDIX 2: DOWDUPONT MERGER OF EQUALS 1/25/2016 ????6

Implementation Planning – Indicative Milestones


4Q15
2016
2017-2018
Signed 12/11/15
Hart Scott Rodino Filings 1Q16
S4 Filings 1Q16
ROW Competi- tion Filings 1Q16/ 2Q16
Share- holder Vote 2Q16
Close 2H16
Stand Up SpinCos[1]
Complete Spins[1]
Drive close of transactions
CLOSE
Prepare to operate MergeCo
Operation of public MergeCo
Plan to operate three business portfolios & ensure synergy capture
Capture >$3B of cost synergies
Achieve 100% run-rate <24 mo. after close
Prepare for intended spins
Spin as soon as possible

1. Subject to MergeCo Board Approval

38

Joint Implementation Planning

Joint Executive Steering Team

Dow Representation	DuPont Representation
Andrew Liveris – CEO	**Ed Breen – CEO**
Jim Fitterling – COO	**Nick Fanandakis** – CFO
Howard Ungerleider – CFO	**Stacy Fox** – General Counsel
Charles J. Kalil – General Counsel	**David Bills** – SVP Corp. Strategy
Torsten Kraef – Corp. VP Strategy	**Linda West** – VP Corp. Planning

TRACK 1
Close MergeCo

Charles Kalil
Stacy Fox

- Regulatory Clearances
- Pro-forma financials
- S-4 filing and proxy process
- Shareholder votes
- Governance/Leadership of MergeCo
- Operations of MergeCo

TRACK 2
Capture Synergies

James R. Fitterling
Nick Fanandakis

- Prepare "execution-ready" plans to achieve $3B cost synergies ASAP
- Define operating model, org. structure and linkages to "corporate"
- Financial and legal structure

TRACK 3
Plan for Intended Spins

Howard Ungerleider
Linda West

- Determine scope and target timing of each SpinCo
- Deliver carve-out financials
- Legal entity restructuring

39

Disclaimer Important Information About the Transaction and Where to Find It ?? In connection with the proposed transaction, The Dow Chemical Company (“Dow”) and E. I. du Pont de Nemours and Company (“DuPont”) will cause Diamond- Orion HoldCo, Inc. (“Diamond-Orion HoldCo”), to file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a joint proxy statement of Dow and DuPont and that also will constitute a prospectus of Diamond-Orion HoldCo. Dow, DuPont and Diamond-Orion HoldCo may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the joint proxy statement/prospectus or registration statement or any other document which Dow, DuPont or Diamond-Orion HoldCo may file with the SEC. INVESTORS AND SECURITY HOLDERS OF DOW AND DUPONT ARE URGED TO READ THE REGISTRATION STATEMENT, THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the registration statement and the joint proxy statement/prospectus (when available) and other documents filed with the SEC by Dow, DuPont and Diamond- Orion HoldCo through the web site maintained by the SEC at www.sec.gov or by contacting the investor relations department of Dow or DuPont at the following: Dow DuPoint 2030 Dow Center 974 Centre Road Midland, MI 48674 Wilmington, DE 19805 Attention: Investor Relations Attention: Investor Relations 1-989-636-1463 1-302-774-4994 Participants in the Solicitation Dow, DuPont, Diamond-Orion HoldCo and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Dow’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in Dow’s Form 10-K for the year ended December 31, 2014 and its proxy statement filed on March 27, 2015, which are filed with the SEC. Information regarding DuPont’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in DuPont’s Form 10-K for the year ended December 31, 2014 and its proxy statement filed on March 23, 2015, which are filed with the SEC. A more complete description will be available in the registration statement on Form S-4 and the joint proxy statement/prospectus. No Offer or Solicitation The materials on this website are not intended to be and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Disclaimer Cont’d Important Information About the Transaction and Where to Find It Cautionary Notes on Forward Looking Statements This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements, including the failure to consummate the proposed transaction or to make or take any filing or other action required to consummate such transaction on a timely matter or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to, (i) the completion of the proposed transaction on anticipated terms and timing, including obtaining shareholder and regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the new combined company’s operations and other conditions to the completion of the merger, (ii) the ability of Dow and DuPont to integrate the business successfully and to achieve anticipated synergies, risks and costs and pursuit and/or implementation of the potential separation, including timing anticipated, any changes to the configuration of businesses included in the potential separation if implemented, (iii) potential litigation relating to the proposed transaction that could be instituted against Dow, DuPont or their respective directors, (iv) the risk that disruptions from the proposed transaction will harm Dow’s or DuPont’s business, including current plans and operations, (v) the ability of Dow or DuPont to retain and hire key personnel, (vi) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger, (vii) uncertainty as to the long-term value of Diamond-Orion HoldCo common stock, (viii) continued availability of capital and financing and rating agency actions, (ix) legislative, regulatory and economic developments and (x) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as management’s response to any of the aforementioned factors. These risks, as well as other risks associated with the proposed merger, will be more fully discussed in the joint proxy statement/prospectus that will be included in the registration statement on Form S-4 that will be filed with the SEC in connection with the proposed merger. While the list of factors presented here is, and the list of factors to be presented in the registration statement on Form S-4 are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Dow’s or DuPont’s consolidated financial condition, results of operations, credit rating or liquidity. Neither Dow nor DuPont assumes any obligation to publicly provide revisions or updates to any forward looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. Third Party Information This website may contain or refer to news, commentary and other information relating to Dow, DuPont or Diamond-Orion HoldCo generated by, or sourced from, persons or companies that are not affiliated with Dow, DuPont or Diamond-Orion HoldCo. The author and source of any third party information and the date of its publication are clearly and prominently identified. Dow, DuPont and Diamond-Orion HoldCo have neither sought nor obtained permission to use or quote such third party information. Dow, DuPont and Diamond-Orion HoldCo have not assisted in the preparation of the third party information, cannot guarantee the accuracy, timeliness, completeness or availability of the third party information, and do not explicitly or implicitly endorse or approve such information.

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